Exhibit 99.4

STOCK  OPTION  AWARD  CERTIFICATE

Non-transferable

GRANT  TO

(“Optionee”)

the right to purchase from Duke Realty Corporation (the “Company”)

[             ]

shares of its common stock, $0.01 par value, at the price of $        per share (the “Options”)

pursuant to and subject to the provisions of the Duke Realty Corporation 2005 Long-Term Incentive Plan (the “Plan”) and to the terms and conditions set forth on the following pages.

The options are designated as Nonstatutory Stock Options or Incentive Stock Option as shown below.  Unless vesting is accelerated in accordance with the Plan, the Options shall vest (become exercisable) in accordance with the following schedule:

Continuous Status as a Participant after Grant Date	Number of Incentive Stock Options Vested	Number of Nonstatutory Stock Options Vested	Total Number of Vested Options	Percent of Option Shares Vested

Less than 1 Year	0	0	0	0%
1 Years				20%
2 Years				40%
3 Years				60%
4 Years				80%
5 Years				100%
Total Vesting	x,xxx	x,xxx	x,xxx

IN WITNESS WHEREOF, Duke Realty Corporation has caused this Certificate to be executed as of the Grant Date, as indicated below.

DUKE REALTY CORPORATION

By:
Its: Authorized Officer

Grant Date:

Accepted by Optionee:

TERMS AND CONDITIONS

1. Grant of Options. The Company hereby grants to the Optionee named on page 1 hereof, subject to the restrictions and the terms and conditions set forth in the Plan and in this award certificate (this “Certificate”), Options to purchase from the Company the number of Shares indicated on page 1, at the exercise price per Share set forth on page 1. The Options have been granted as Nonstatutory Stock Options (“NSOs”) or Incentive Stock Options (“ISOs”) as set forth on page 1 subject to the provisions of Paragraphs 2 and 3 below. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2. Vesting of Options. The Options shall vest (become exercisable) in accordance with the schedule shown on page 1 of this Certificate. Notwithstanding the foregoing vesting schedule, upon Optionee’s death or Disability during his or her Continuous Status as a Participant, or upon the occurrence of a Change in Control, all Options shall become fully vested and exercisable. To the extent that acceleration of an ISO vesting schedule causes the participant to exceed the dollar limitation set forth in Section 7.2(c) of the Plan, the excess options shall be deemed to be Nonstatutory Options. In addition, upon Optionee’s Retirement, the Options shall continue to vest in accordance with the schedule shown on page 1 of this Certificate on the same basis as if no termination of service with the Company had occurred, but the Options shall be subject to the post-retirement expiration provisions of Paragraphs 3 and 4 below.

3. Term of Options and Limitations on Right to Exercise. The term of the Options will be for a period of ten years, expiring at 5:00 p.m., Eastern Time, on the tenth anniversary of the Grant Date (the “Expiration Date”). To the extent not previously exercised, the Options will lapse prior to the Expiration Date upon the earliest to occur of the following circumstances:

(a) Three months after the termination of Optionee’s Continuous Status as a Participant for any reason other than Optionee’s death, Disability or Retirement;

(b) Two years after the date of the termination of Optionee’s Continuous Status as a Participant by reason of Disability (provided, that any portion of the Options exercised more than one year after Optionee’s Continuous Status as a Participant by reason of Disability shall be treated as NSOs);

(c) Two years after the date of Optionee’s death, if Optionee dies while employed, or during the three-month period described in subsection (a) above or during the two-year period described in subsection (b) above and before the Options otherwise lapse. Upon Optionee’s death, the Options may be exercised by Optionee’s beneficiary designated pursuant to the Plan; or

(d) In the event of Optionee’s refusal to enter into, or breach of, a non-competition agreement following Optionee’s Retirement, at the times provided in Section 4 hereof, as the context requires.

The Committee may, prior to the lapse of the Options under the circumstances described in sections (a), (b), (c) or (d) above, extend the time to exercise the Options as determined by the Committee in writing, but not beyond the Expiration Date. If Optionee returns to employment with the Company during the designated post-termination exercise period, then Optionee shall be restored to the status Optionee held prior to such termination but no vesting credit will be earned for any period Optionee was not in Continuous Status as a Participant. If Optionee or his or her beneficiary exercises an Option after termination of service, the Options may be exercised only with respect to the Shares that were otherwise vested on Optionee’s termination of service, including Options vested by acceleration under section 2.

4. Special Rules Regarding Retirement. As consideration for the extended vesting and exercise period of the Options as a result of Optionee’s Retirement, and provided that Grantee has not previously entered into a non-competition agreement with the Company, Optionee shall enter into a non-competition agreement with the Company at the time of Optionee’s

Retirement if requested by the Committee or its designee within 60 days following the date of Retirement, in such form as shall be reasonably determined by the Committee. In the event that Optionee refuses to enter into such non-competition agreement, then all of the Options that were not vested as of the date immediately preceding the date of Optionee’s Retirement shall expire immediately and all of the Options that were already vested prior to the date of Optionee’s Retirement shall expire at the earlier of three months after the date of Optionee’s Retirement or the otherwise applicable expiration date of such Options. In the event that Optionee breaches such non-competition agreement, all of the Options that were not vested as of the date immediately preceding the date of such breach shall expire immediately and all of the Options that were already vested prior to the date of breach shall expire at the earlier of three months after the date of breach or the otherwise applicable expiration date of such Options.

5. Exercise of Option. The Options shall be exercised by a written notice by (a) written notice directed to the Secretary of the Company or his or her designee at the address and in the form specified by the Secretary from time to time, and (b) payment to the Company in full for the Shares subject to such exercise (unless the exercise is a broker-assisted cashless exercise, as described below). If the person exercising an Option is not Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Options. Payment for such Shares shall be in (a) cash, (b) Shares previously acquired by the purchaser, which have been held by the purchaser for such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles as a result of the exercise of the Options, or (c) any combination thereof, for the number of Shares specified in such written notice. The value of surrendered Shares for this purpose shall be the Fair Market Value as of the exercise date. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws and any limitations as may be applied from time to time by the Committee (which need not be uniform), the Options may be exercised through a broker in a so-called “cashless exercise” whereby the broker sells the Option Shares on behalf of Optionee and delivers cash sales proceeds to the Company in payment of the exercise price. In such case, the exercise price shall be delivered to the Company no later than the settlement date of the sale of the Option Shares.

6. Changes in Capital Structure. The provisions of Article 15 of the Plan shall apply to this award and are incorporated herein by reference. Without limiting the foregoing, in the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another company, whether through reorganization, recapitalization, statutory share exchange, reclassification, stock split-up, combination of shares, merger or consolidation, or otherwise, there shall be substituted for each share of Stock then underlying the Options the number and class of shares into which each outstanding share of Stock shall be so exchanged.

7. Restrictions on Transfer and Pledge. No right or interest of Optionee in the Options may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of Optionee to any other party other than the Company or an Affiliate. The Options are not assignable or transferable by Optionee other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Option under the Plan; provided, however, that the Committee may (but need not) permit other transfers of NSOs. The Options may be exercised during the lifetime of Optionee only by Optionee or any permitted transferee.

8. Limitation of Rights. The Options do not confer to Optionee or Optionee’s beneficiary any rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with the exercise of the Options. Nothing in this Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Optionee’s service at any time, nor confer upon Optionee any right to continue in the service of the Company or any Affiliate.

9. Payment of Taxes. The Company or any employer Affiliate has the authority and the right to deduct or withhold, or require Optionee to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including Optionee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the exercise of the Options. Without limiting the foregoing, the Company may permit or require that any such withholding requirement be satisfied, in whole or in part, by having the Company withhold from the Options upon exercise a number of shares of Stock having a Fair Market Value on the date of exercise, equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Secretary establishes. If Shares are surrendered to satisfy withholding obligations in excess of the minimum withholding obligation, such Shares must have been held by the purchaser as fully vested shares for such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles as a result of the exercise of the Options. The obligations of the Company under this Certificate will be conditional on such payment or arrangements, and the Company and, where applicable, its Affiliates, will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Optionee.

10. Amendment. The Committee may amend, modify or terminate this Certificate without approval of Optionee; provided, however, that such amendment, modification or termination shall not, without Optionee’s consent, reduce or diminish the value of this Award. Notwithstanding anything herein to the contrary, the Committee may, without Optionee’s consent, amend or interpret this Certificate to the extent necessary to comply with Section 409A of the Code and Treasury regulations and guidance with respect to such law.

11. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Certificate, the provisions of the Plan shall be controlling and determinative.

12. Successors. This Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Certificate and the Plan.

13. Severability. If any one or more of the provisions contained in this Certificate is invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

14. Notice. Notices and communications under this Certificate must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Duke Realty Corporation, 600 East 96th Street, Suite 100, Indianapolis, IN 46240; Attn: Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.